 As filed with the Securities and Exchange Commission on September 19, 1996

                                                  Registration No. 333-_________

- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                  under the
                           SECURITIES ACT OF 1933

                     VERTEX PHARMACEUTICALS INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

          Massachusetts                                 04-3039129
- ----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

               130 Waverly Street, Cambridge, Massachusetts 02139
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                       Vertex Pharmaceuticals Incorporated
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the plan)

                Joshua Boger, President & Chief Executive Officer
                       Vertex Pharmaceuticals Incorporated
                               130 Waverly Street
                            Cambridge, MA 02139-4242
                            ------------------------
                     (Name and address of agent for service)

                                 (617) 577-6000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                         CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                 Proposed Maximum        Proposed Maximum
Title of Securities          Amount to be        Offering Price          Aggregate                Amount of
to be Registered             Registered (1)      Per Share (2)           Offering Price (2)       Registration Fee
- -----------------            --------------      -------------           ------------------       ----------------
Common Stock, par
value, $.01 per share           150,000              $33.31                   $4,996,500               $1,723

Rights to purchase
Series A Junior Participating
Preferred Stock                      (3)                 (3)                          (3)                None
- ------------------------------------------------------------------------------------------------------------------

(1)  Together with an indeterminate number of additional shares which may result from a stock split, stock dividend, or other similar adjustment of the outstanding shares of Common Stock.

(2)  Computed solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices per share of the Registrant's Common Stock on the Nasdaq National Market System as of a date
     (September 17, 1996) within five (5) business days prior to filing this Registration Statement.

(3)  No separate consideration will be received for the Rights.

  Statement Regarding Incorporation By Reference From Effective Registration
  --------------------------------------------------------------------------
                                Statement
                                ---------

     Pursuant to Instruction E to Form S-8, the contents of Items 3 through 7 and 9 of the Registrant's Registration Statement on Form S-8 filed with the S.E.C. on June 4, 1992 (Registration No. 33-48348) are incorporated by reference in this Registration Statement. For Item 8, see the Exhibit Index immediately following the signature page of this Registration Statement.

                                    -Page 2-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on September 19, 1996.

                                       VERTEX PHARMACEUTICALS INCORPORATED


                                       By: /s/ Joshua S. Boger
                                           -------------------------------------
                                           Joshua S. Boger
                                           President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua S. Boger, Richard H. Aldrich, and Thomas
G. Auchincloss, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Joshua S. Boger                 Director, President and                     September 19, 1996
- ---------------------------------   Chief Executive Officer                     ------------
Joshua S. Boger                     (Principal Executive Officer)

/s/ Thomas G. Auchincloss, Jr.      Senior Director of Finance and              September 19, 1996
- ---------------------------------   Treasurer (Principal Financial Officer)     ------------
Thomas G. Auchincloss, Jr.

/s/ Hans D. Van Houte               Controller                                  September 19, 1996
- ---------------------------------                                               ------------
Hans D. Van Houte

/s/ Barry M. Bloom                  Director                                    September 19, 1996
- ---------------------------------                                               ------------
Barry M. Bloom

/s/ Roger W. Brimblecombe           Director                                    September 19, 1996
- ---------------------------------                                               ------------
Roger W. Brimblecombe

/s/ Donald R. Conklin               Director                                    September 19, 1996
- ---------------------------------                                               ------------
Donald R. Conklin

/s/ William W. Helman IV            Director                                    September 19, 1996
- ---------------------------------                                               ------------
William W. Helman IV

/s/ Benno C. Schmidt                Director                                    September 19, 1996
- ---------------------------------                                               ------------
Benno C. Schmidt

                                    -Page 3-

                                   EXHIBITS


Exhibit No.                      Description
- -----------                      -----------

(4.1) Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement on Form S-1, Registration No. 33-40966, as amended, and incorporated herein by reference)

(4.2) Stockholder Rights Plan (filed as Exhibit 4.2 to the Registration Statement on Form S-1, Registration No. 33-40966, as amended, and incorporated herein by reference)

(5)     Opinion of Warner & Stackpole LLP (filed herewith at page 5)

(23.1)  Consent of Coopers & Lybrand LLP (filed herewith at page 7)

(23.2)  Consent of Warner & Stackpole LLP (included in Exhibit 5)

(24) Power of Attorney to file future amendments (included on the signature page of this Registration Statement)

(99.1) Amendment to the Company's Employee Stock Purchase Plan approved by the Stockholders on May 9, 1996 (filed herewith at page 8).


                                    -Page 4-